Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-163280 on Form F-1 of Exceed Company Ltd. of our report dated April 7, 2010 appearing in this Annual Report on Form 20-F of Exceed Company Ltd. for the year ended December 31, 2009.

/s/Crowe Horwath LLP

Sherman Oaks, California
April 7, 2010